SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 17, 1996



                               NS&L Bancorp Inc.
              (Exact name of registrant as specified in charter)



        Missouri                 0-25814             43-1709446
(State or other jurisdiction  (Commission File    (I.R.S. Employer
     of incorporation)            Number)         Identification No.)



111 East Main Street, Neosho, Missouri                  64850
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (417) 451-0429



                                Not Applicable
        (Former name or former address, if changed since last report)


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Item 5.  Other Events

     On January 17, 1997, the Registrant announced it had received approval from the Office of Thrift Supervision to commence a stock repurchase program to acquire up to 75,908 shares, or approximately 10%, of its outstanding common stock over a twelve month period. Reference is made to the Registrant's press release dated January 17, 1997, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item  7.  Financial Statements, Pro Forma Financial Information  and
          Exhibits


    Exhibit 99     Registrant's Press release Dated January 17, 1997



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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  NS&L BANCORP, INC.




Date:  January 15, 1997            By: /s/ C.R. Butler
                                    C.R. Butler
                                    President and Chief
                                      Executive Officer


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                                EXHIBIT 99

                     Registrant's Press Release Dated
                             January 17, 1997



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                              *PRESS RELEASE*


FOR IMMEDIATE RELEASE:
January 17, 1997
CONTACT:     C.R. "Rick" Butler
        President and Chief Executive Officer
        (417) 451-0429

                            NS&L BANCORP, INC.
                TO INITIATE SECOND STOCK REPURCHASE PROGRAM

   (Neosho, Missouri) NS&L Bancorp, Inc. (NASDAQ SmallCap: NSLB) announced today that the Corporation has received regulatory approval to commence a stock repurchase program to acquire up to 75,908 shares, or approximately 10%, of the Corporation's outstanding common stock. The Corporation previously completed two stock purchase programs in which it repurchased a total of 128,732 of the Corporation's outstanding shares. The current program will commence on January 21, 1997 and is expected to be completed within twelve months, at which time the Corporation will reevaluate the program and decide whether to terminate or continue it.

   C.R. "Rick" Butler, President and Chief Executive Officer of the Corporation, explained that the Board of Directors continues to consider the Corporation's stock an attractive investment relative to certain other investment alternatives.

   According to Mr. Butler, the repurchases generally would be conducted through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases. No shares will be repurchased directly from directors or officers of the Corporation.

   Mr. Butler explained that, as with the prior repurchase programs, the price to be paid for the shares purchased in the open market will not exceed the lowest current independent offer quotation reported on the Nasdaq SmallCap Market. The number of shares to be purchased in the open market during any day generally is not to exceed 25% of the average daily trading volume of the common stock over the preceding four weeks, except for block purchases.

   At September 30, 1996, the Corporation reported total consolidated assets of $61.8 million and consolidated stockholders' equity of $12.2 million. The Corporation is a unitary savings and loan holding company whose sole subsidiary is Neosho Savings and Loan Association, F.A.



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